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                       BEACHPORT ENTERTAINMENT CORPORATION




                                  OPTION PLAN






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                                  OPTION PLAN

                                    ARTICLE I
                                  DEFINITIONS

        1.1 Affiliate means any "subsidiary corporation" or "parent corporation" as such terms are defined in Section 424 of the Code.

        1.2 Agreement means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of an Option granted to such Participant.

        1.3 Board means the Board of Directors of the Corporation

        1.4 Code means the Internal Revenue Code of 1986, and any amendments thereto.

        1.5 Committee means a committee of two or more members of the Board appointed to administer the Plan, who either are not eligible to participate in the Plan and have not been granted existing securities under the Plan or any other plan of the Corporation during the one year period prior to becoming a member of the Committee, or who are otherwise deemed to be "disinterested persons" within the meaning of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time and the rules promulgated thereunder.

        1.6 Common Stock means the common stock par value $.002 per share, of the Corporation.

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        1.7 Corporation means Beachport Entertainment Corporation, a Utah corporation.

        1.8 Date of Exercise means, with respect to an Option, the date that the Option price is received by the Corporation.

        1.9 Employment Agreement means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of employment with the Corporation.

        1.10 Fair Market Value means, on any given date, the closing price of the Common Stock on the principal securities exchange on which such Common Stock is traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Common Stock is traded if no Common Stock was traded on such immediately preceding day. If the Common Stock in not traded on a securities exchange, but is reported by the National Association of Securities Dealers Automated Quotation System and market information is published on a regular basis in The New York Times or The Wall Street Journal, then Fair Market Value shall be deemed to be the average of the published high and low sales price or the published daily bid and asked prices of the Common Stock, as so published, on the day immediately preceding the date as of which Fair Market Value is being determined or, if not so published, on the next preceding date on which such prices were published. If market information is not so published on a regular basis, then Fair Market Value shall be deemed to be the


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average of the high bid and low asked prices of the Common Stool in the over-the-counter market on the date immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service. If the Common Stock is not publicly traded, Fair Market Value shall be determined by the Committee or the Board. In no case shall Fair Market Value be less than the par value of a share of Common Stock.

        1.11 Option means a stock option that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Agreement.

        1.12 Participant means an employee of the Corporation or of an Affiliate, including an employee who is a member of the Board, or any consultant or other service provider to the Corporation or an Affiliate who is not an employee of the Corporation or an Affiliate, who in each instance satisfies the requirements of Article IV and is selected by the Committee to receive an Option.

        1.13 Plan means the Beachport Entertainment Corporation Option Plan.

        1.14 Ten Percent Stockholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of an Affiliate at the time any Option is granted to such individual. An individual

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shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II

                                    PURPOSES

        The Plan is intended primarily to assist the Corporation and its Affiliates in recruiting and retaining employees with ability and initiative by enabling them to participate in the future success of the Corporation and its Affiliates and to associate the interests of such employees with those of the Corporation or its Affiliates and their stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("Incentive Stock Options" or "ISOs") and Options not so qualifying ("Non-Incentive Stock Options" or "NSOs"). No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option and if such Option so fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Incentive Stock Option. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

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                                   ARTICLE III

                                 ADMINISTRATION

        Except as provided herein, the Plan shall be administered by the Committee. In the event the Board does not appoint a Committee, the Board shall administer this Plan and, unless the context otherwise requires, any references in this Plan to the "Committee" shall mean the "Board". The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. The Committee may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of any Agreement; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the

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Corporation.

                                   ARTICLE IV

                                  ELIGIBILITY

        4.1 General Any employee of the Corporation or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of the Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Corporation or an Affiliate. Any such employee may be granted one or more Options. A director of the Corporation who is an employee of the Corporation or an Affiliate may be granted Options under this Plan, including ISOs. A member of the Committee may not participate in this Plan during the time that his participation would prevent the Committee from being "disinterested" for purposes of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time and the rules promulgated thereunder. Any consultant or other service provider to the Corporation (including a Director who is not an employee of the Corporation or an Affiliate or a member of the Committee) is also eligible to participate in this Plan on the same conditions as employees, but may be granted only Options that are Non-Incentive Stock Options.

        4.2 Grants The Committee will designate individuals to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant, provided, however, that Incentive Stock Options shall be granted only to employees


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of the Corporation or any Affiliate. All options granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. No Participant may be granted Incentive Stock Options (under all incentive stock option plans of the Corporation and its Affiliates) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. The preceding annual limitation shall not apply with respect to Options that are Non-Incentive Stock Options.

                                    ARTICLE V

                             STOCK SUBJECT TO PLAN

        5.1 Sources of Shares Upon the exercise of any Option, the Corporation may deliver to the Participant authorized but unissued Common Stock.

        5.2 Maximum Number of Shares The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options is ________, subject to increases and adjustments as provided in Section 5.3 and Article IX hereof.

        5.3 Forfeitures. Etc. If an Option is terminated, in whole or in part, or expires without being exercised, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

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                                   ARTICLE VI

                                  OPTION PRICE

        The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant. The price per share for Common Stock purchased on the exercise of any option under the Plan shall not be less than the Fair Market Value on the date the option is granted; provided, however, that the price per share shall not be less than 110% of the Fair Market Value in the case of an Incentive Stock Option that is granted to a Ten Percent Stockholder.

                                   ARTICLE VII

                              EXERCISE OF OPTIONS

        7.1 Ability to Exercise. An Option shall be exercisable commencing on the date of grant or on any date thereafter established by the Committee prior to the expiration period, subject to such limitations as are set forth in this Plan or in the Agreement; provided, however, that with respect to an Option that is an Incentive Stock Option such Option shall not be exercisable for a longer period of time than provided under Section 422 of the Code.

        7.2 Maximum Exercise Period The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no option that is an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option was granted, or after the

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expiration of five years from the date such Option was granted to a Ten Percent
Stockholder. The terms of any Option may provide that it is exercisable for a period less than such maximum period. All Options which are Incentive Stock Options shall terminate on the date the Participant's employment with the Corporation terminates, except as provided in the Agreement with respect to death, disability, termination of employment by the Corporation without cause or by the Participant with cause or a "change in ownership" (as described in any Agreement, Employment Agreement or the Code).

        7.3 Nontransferability Any Option granted under this Plan shall be nontransferable by the optionee, either voluntarily or otherwise, except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant, except with respect to a Participant who has become "disabled" within the meaning of Section 22(e) of the Code. Any Option granted herein shall be exercised only by the Participant or by his conservator or legal representative in the event of death or disability. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

        7.4 Employee Status For purposes of determining the applicability of
Section 422 of the Code (relating to the Incentive Stock Options), or in the event that the terms of any Option provide that it may be exercised only during employment or

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within a specified period of time after termination of employment, the
Committee, in its discretion, may determine "employee status".

                                  ARTICLE VIII

                               METHOD OF EXERCISE

        8.1 Exercise An Option granted under this Plan shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VII and X, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to remaining share subject to the Option.

        8.2 Payment Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash, a cash equivalent, Common Stock or any other consideration acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Corporation, provided, however, that shares of Common Stock may be surrendered by a Participant who is subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time in


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payment of all or part of the Option price only if the surrendered shares have been held by the Participant for at least six months prior to the Date of Exercise. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

        8.3 Loans The Corporation, in accordance with the requirements of Regulation G of the Federal Reserve Board regulations ("Regulation G"), may lend the Participant all or part of the Option price as determined in accordance with
Article VI hereof, provided that the maximum loan amount shall not exceed the Fair Market Value at the time of purchase by the Participant of the shares of Common Stock acquired with the loan proceeds. The principal amount of the loan shall be repayable in not more than five annual installments provided, however, that all principal and accrued interest on such loan amounts shall become immediately due and payable upon the Participant's termination of employment with the Corporation or any sale of the shares of Common Stock underlying the Option. The Participant shall pay interest on the unpaid principal balance at such rate as the Committee shall determine, which shall be no less than the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares of Common Stock acquired with cash borrowed from the Corporation shall be pledged to the Corporation as security for the repayment thereof. In the

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discretion of the Board, shares of Common Stock may be released from such pledge proportionately as payments of the note (together with interest) are made, provided, however, that the Corporation, in accordance with the requirements of Regulation G, shall not release any shares of Common Stock which would cause the amount outstanding under a loan to exceed the "maximum loan value" of the remaining shares pledged by the Participant, determined at the time of such release. While such shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the participant, and he shall have the right to vote such shares and to receive all dividends thereon.

        8.4 Stockholder Rights No participant shall have any rights as a stockholder with respect to shares subject to his Option until the Date of Exercise of such Option.

                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

        The maximum number and kind of shares as to which Options may be granted under thin Plan shall be proportionately adjusted, and the terms of outstanding Options shall be adjusted by way of increase or decrease as the Committee in the exercise of its reasonable judgment shall determine to be equitable required, in the event that (a) the Corporation (i) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there




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occurs any other event which in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

        The issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

                                    ARTICLE X

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

        No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rule of all national securities exchanges or self-regulatory organizations on which the Corporation's shares may be listed. The Corporation shall have the right to rely upon an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Common Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal



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and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matter.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        10.1 Effect on Employment Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Corporation or an Affiliate or in any way affect any right and power of the Corporation or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

        10.2 Unfunded Plan The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

        10.3 Rules of Construction Headings are given to the articles and sections of this Plan solely as a convenience to



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facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   ARTICLE XII

                                    AMENDMENT

        The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until stockholder approval is obtained if (i) the amendment materially increases the benefits accruing to Participants under the Plan, (ii) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan, or
(iii) the amendment materially changes the requirements as to eligibility for participation in the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                                   ARTICLE XI

                                DURATION OF PLAN

        No option may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by stockholders of the Corporation as provided in Article XIV. Options granted before that date shall remain valid in accordance with their terms.



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                                  ARTICLE XII

                             EFFECTIVE DATE OF PLAN

        Options may be granted under this Plan upon its adoption by the Board, provided that no Option will be effective unless this Plan is approved by stockholders holding a majority of the Corporation's outstanding total combined voting power of all classes of stock of the Corporation, voting in person or by proxy at a duly held stockholders' meeting or by written consent of said stockholders.










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